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                                                                   Exhibit 10.28

                   Confidential Materials omitted and filed
            separately with the Securities and Exchange Commission
               pursuant to a request for confidential treatment.
                          Asterisks denote omissions.


                                                                    Confidential

                              FOURTH AMENDMENT TO
                            LICENSE AGREEMENT DATED
                                 June 5, 1997

           This Fourth Amendment, dated as of December 19, 2001, to the License Agreement dated June 5, 1997 made by and between Dow Jones & Company, Inc. ("Dow Jones"), having an office at 200 Liberty Street, New York, New York 10281, the Board of Trade of the City of Chicago ("CBOT"), having an office at 141 West Jackson Boulevard, Chicago, Illinois 60604, as previously amended by an Amendment to the License Agreement dated as of September 9, 1997 (the "First Amendment") and a Second Amendment to the License Agreement dated as of February 18, 1998 ("Second Amendment") and a Third Amendment to the License Agreement dated as of May 1998 (the "Third Amendment") (the "License Agreement").

           WHEREAS, the parties would like to amend certain terms and conditions of the License Agreement as set forth below;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the License Agreement, it is agreed as follows:

           1. Section 2 of the License Agreement shall be deleted in its entirety and replaced with the following new Section 2:

     "2.   Term

           The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until the close of business on October 4, 2002, unless this Agreement is terminated earlier as provided herein (such term being referred to herein as the "Initial Term"). Upon the expiration of the Initial Term (other than by reason of termination of this Agreement as provided herein), this Agreement shall be renewed for an additional term, which shall expire on December 31, 2007, unless this Agreement is terminated earlier as provided herein (the "Renewal Term").

           2. Effective with the commencement of the Renewal Term, Schedule C to the License Agreement shall be deleted in its entirety and replaced with the Replacement Schedule C attached to this Amendment.

           3. Section 5(e) of the License Agreement shall be deleted in its entirety.

           4. Section 1(c) of the License Agreement shall be amended by deleting the first sentence thereof.

           5. Section 1(d) of the License Agreement shall be amended by deleting the reference to "60 days" and replacing it with "30 days".

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           6.   Section 1(e) of the License Agreement shall be amended by
deleting the reference to "60 days" and replacing it with "30 days".

           7. Notwithstanding anything to the contrary in the License Agreement, during the Renewal Term, a "Year" shall mean a calendar year commencing on January 1.

           8. Except as otherwise expressly set forth herein, all provisions of the License Agreement shall remain in full force and effect. Except as otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the License Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the License Agreement to be executed as of the date first set forth above.

                                    DOW JONES & COMPANY, INC.

                                    By:    /s/ David E. Moran
                                           _____________________________________
                                    Name:  David E. Moran
                                    Title: President, Dow Jones Indexes
                                    Date:  December 19, 2001


                                    BOARD OF TRADE
                                    OF THE CITY OF CHICAGO, INC.

                                    By:    /s/ David J. Vitale
                                           _____________________________________
                                    Name:  David J. Vitale
                                    Title: President and Chief Executive Officer
                                    Date:  December 19, 2001



                                       2
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                            REPLACEMENT SCHEDULE C
                                 LICENSE FEES
                                 ------------

Licensee shall pay license fees in accordance with the following:

During each Year of the Renewal Term, commencing on January 1, 2003, Licensee shall pay to Dow Jones a flat annual minimum payment of [**], payable in equal quarterly payments of [**] (each, a "Quarterly Minimum Payment"). Each Quarterly Minimum Payment shall be payable quarterly in advance. Prior to the commencement of the Renewal Term, Licensee shall make a prorated payment of the Quarterly Minimum Payment in the amount of [**] (the "Prorated Payment") for the period commencing on the first day of the Renewal Term and ending on December 31, 2002 (the "Prorated Period").

In addition, in each Year, the Licensee will pay to Dow Jones, or the Dow Jones affiliate designated by Dow Jones, a fee (the "Per Transaction Fee") equal to [**].

Within 10 days after the end of each calendar quarter after the beginning of the Renewal Term, the Licensee will provide to Dow Jones a written report of the trading volume for each Product for such quarter or, in the case of the Prorated Period, portion of a quarter (each, a "Quarterly Report"), together with a calculation of the amount of the Per Transaction Fees for such quarter. At such time(s) during any Year that the cumulative Per Transaction Fees exceed the Quarterly Minimum Payments paid thus far in respect of such Year, the Licensee will make payment of such excess amount at the time it provides the Quarterly Report for such quarter.

For the avoidance of doubt, Licensee will pay to Dow Jones or to the Dow Jones affiliate designated by Dow Jones, a Per Transaction Fee for the Prorated Period equal to [**].

All amounts will be paid in cash and will be non-refundable.

The terms hereof shall be deemed "Confidential Information" for purposes of
Section 7(c) of this Agreement.